Exhibit 99.1

Intelligent Bio Solutions Inc. Announces Reverse Stock Split

NEW YORK, January 25, 2024 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“Intelligent Bio Solutions” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced that it will effect a 1-for-12 reverse split of its common stock, that will become effective at 5:00 pm (Eastern Time) on January 26, 2024. Trading of the Company’s common stock on The Nasdaq Capital Market (“Nasdaq”) will continue, on a split-adjusted basis, with the opening of the markets on January 29, 2024, under the trading symbol “INBS” and new CUSIP number 36151G600.

The reverse stock split was approved by Intelligent Bio Solutions’ stockholders at the annual meeting of the Company’s stockholders held on December 13, 2023, with the final ratio to be determined by the Company’s Board of Directors within the ratio range authorized by shareholders. The reverse stock split is primarily intended to increase the Company’s per share trading price and bring the Company into compliance with Nasdaq’s listing requirement regarding minimum share price.

As a result of the reverse stock split, every 12 shares of common stock issued and outstanding as of the effective date will be automatically combined into one share of common stock. In addition, a proportionate adjustment will be made to outstanding equity-based awards and other equity rights, including warrants. No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will be entitled to the rounding up of the fractional share to the nearest whole number. The par value of the common stock will remain unchanged at $0.01 per share after the reverse split, and the number of authorized shares of common stock will remain at 100 million shares. Immediately after the reverse stock split becomes effective, the Company will have approximately 1,494,223 shares of common stock issued and outstanding. The reverse split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse split results in some stockholders owning a fractional share as described above.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for up to 130 indications, ranging from glucose to immunological conditions and communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: https://ibs.inc/

Forward-Looking Statements:

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com